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                                                                   EXHIBIT 10.47

                                                                    CONFIDENTIAL

                             LXR Biotechnology Inc.

                              CONSULTING AGREEMENT


This agreement is made and entered into this _____ day of _____________, 1998 (the "Effective Date") by and between LXR Biotechnology Inc., a Delaware corporation having its principal place of business at 1401 Marina Way South, Richmond, California 94804 (the "Company") and G. Kirk Raab, residing at 999 Mountain Home Road, Woodside, California 94062 ("Consultant").

                                    AGREEMENT

In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.       Engagement of Services.

Consultant, pursuant to the provisions of this Agreement, is hereby retained by the Company to perform services for the Company, including working closely with the CEO and other key management to provide guidance with respect to potential strategic transactions, partnering arrangements and public and investor relations. Consultant shall perform services as requested by the Company from time to time to the best of his ability, such services to be performed at such place or places and at such times as shall be mutually agreeable to the Company and Consultant.

It is understood that Consultant is presently affiliated with several other companies in the field of biotechnology. Consultant represents and warrants that the performance of his duties under this Agreement will not conflict with Consultant's responsibilities and obligations to such other companies and as such shall not create any rights of such other companies in any contributions hereunder. The Consultant has informed the Company that certain restrictions imposed on him by an existing agreement between Consultant and * * affect his ability to be involved with a company developing products which are in direct competition with certain of * * products or to * *. The Company agrees to * * prior to the earlier of * * or the termination of this Agreement, unless Consultant is first able to obtain release from * * to take such action. The Company further agrees to permit Consultant to immediately terminate this Agreement to dissociate himself from the Company where Consultant's affiliation with the Company could give rise to a conflict with Consultant's obligations arising from any of Consultant's previous affiliations. Consultant agrees to indemnify, defend and hold


  THE SYMBOL "* *" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
               OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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                                                                    CONFIDENTIAL

harmless the Company and its officers, directors, employees and agents from and against losses, damages, costs, claims, suits and expenses, including the cost and expense of handling and defending such claims and suits, that are attributable to the breach by Consultant of his representations and warranties set forth in this paragraph, provided that such losses, damages, costs, claims, suits and expenses are not directly attributable to: a) the Company * * prior to the earlier of * * or the termination of this Agreement; or b) an action the Company takes despite adequate advanced written notice from Consultant that such action will * * under the * * Agreement.


2.       Compensation.

As full and complete compensation for Consultant's services and for the discharge of all Consultant's obligations hereunder, the Company shall pay Consultant according to the following schedule:

(a) As of the Effective Date of this Agreement, and subject to the approval of its Board of Directors, the Company hereby grants to Consultant an option to purchase shares of the common stock of the Company ("Common Stock"). The total number of shares of Common Stock subject to this option is Two Hundred Fifty Thousand (250,000) (the "Stock Option"). This Stock Option is subject to the limitations contained in the 1993 Stock Option Plan, as amended, attached hereto as Exhibit A, and hereby incorporated by reference. Unless sooner terminated as set forth herein or in the 1993 Stock Option Plan, this Stock Option terminates ten (10) years from the date the Stock Option is granted. This Stock Option shall become exercisable on the following vesting schedule: 1/5th of the shares of stock shall vest upon the close of business on the Effective Date of this Agreement, and, thereafter, the remaining stock shall vest at a rate of 1/36th per month for every month after the Vesting Start Date (the Effective Date of this Agreement being considered for purposes of this agreement the "Vesting Start Date"). Vesting will occur on the same day of the month as the day set forth in the Vesting Start Date. The exercise price of this option shall be equal to the fair market value of the Company's Common Stock on the Vesting Start Date. The fair market value is deemed to be the closing price on the American Stock Exchange as of the last trading day prior to the Vesting Start Date (or the average closing price over the number of consecutive working days preceding the option grant date as the Board of Directors of the Company shall deem appropriate).

(b) If the Company enters into a cooperative development agreement or other strategic alliance with a significant pharmaceutical or biotechnology company relating to one or more of the Company's products, and the Board of Directors determines that Consultant has contributed in a significant way either to introducing the companies or to successfully negotiating and entering into such agreement, then 100,000 shares of the Stock Option shall vest immediately upon such determination by the Board of Directors.


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                                                                    CONFIDENTIAL

(c) In addition to such compensation, the Company will reimburse the Consultant for travel and other out-of-pocket costs reasonably incurred by him in the course of performing services under this Agreement; provided however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse such costs, and (ii) consultant provides the company with appropriate receipts or other relevant documentation for all such costs as part of any submission by consultant for reimbursement.

3.       Independent Contractor.

It is understood and agreed that in his role as a consultant to the company Consultant is an independent contractor and not an employee of the Company. Consultant has no authority to obligate the Company by contract or otherwise. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from Consultant's fees for taxes. Taxes shall be the sole responsibility of Consultant. This Paragraph 3 shall have no bearing on Consultant's role as a member of the Board of Directors of the Company, which shall be defined by prevailing law as it may be supplemented by additional agreement between Consultant and the Company.


4.       Proprietary Information Agreement.

Consultant is bound by a Proprietary Information Agreement entered into with the Company applicable to Consultant's activities under this Agreement.

5.       Term and Termination.

This Agreement commences on the Effective Date of this Agreement, and, unless terminated earlier as provided herein, shall continue for a term of three years.

         5.1 During the term of this Agreement, either party can terminate this Agreement without cause upon the herein specified period of notice. The Company can termination this Agreement on six
                  (6) months written notice. Consultant can terminate this Agreement on three (3) months written notice.

         5.2 Upon termination of this Agreement by either party according to paragraph 5.1, vesting of the Stock Option will terminate and Consultant shall have the right to exercise his option to the extent his right to exercise such option has accrued and had not previously been exercised as of the date of such termination.

6.       Assignment.


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                                                                    CONFIDENTIAL

The rights and liabilities of the parties hereto shall bind and insure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Consultant's services, Consultant may not assign or delegate Consultant's obligations under this Agreement either in whole or in part without prior written consent of the Company.

7.       Governing Law; Severability.

This agreement shall be governed by the laws of the State of California. If any provision of this Agreement is found by a court of competent jurisdiction to be severed and the remainder of this Agreement shall continue in full force and effect.

8.       Complete Understanding; Modification

This agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the parties hereto and supersede all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

9.       Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LXR Biotechnology Inc.                     CONSULTANT:
1401 Marina Way South
Richmond, CA  94804

By:_____________________________           ____________________________
         L. David Tomei                    G. Kirk Raab
         Chairman and CEO


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